UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2004

MIKOHN GAMING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

920 Pilot Road, P.O. Box 98686, Las Vegas, NV 89193-8686

(Address of principal executive office and zip code)

(702) 896-3890

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release dated May 11, 2004

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 11, 2004 Mikohn Gaming Corporation (the “Company”) issued a press release announcing its unaudited financial results for the three months ended March 31, 2004. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference herein.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the users’ overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our ongoing operations. Additionally, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION
(Registrant)
May 11, 2004

/s/ MICHAEL SICURO
Michael Sicuro
Executive Vice President, Treasurer
and Chief Financial Officer